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Exhibit 23.1 -- Consent of Independent Public Accountants


                          Independent Auditor's Consent



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75959, 333-75961 and 333-76180) and Form S-3 (No. 33-61533)
of North Country Financial Corporation and Subsidiaries of our report dated March 24, 2004 on the financial statements of North Country Financial Corporation and Subsidiaries for the year ended December 21, 2003, appearing in the North Country Financial Corporation 2003 Annual Report to Shareholders which is incorporated by reference into this Form 10-K.


/s/  Plante & Moran, PLLC

Plante & Moran, PLLC





Grand Rapids, Michigan
March 24, 2004